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    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 2, 1997

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                        DATE OF REPORT: NOVEMBER 18, 1997
                        (DATE OF EARLIEST EVENT REPORTED)

                             LEGEND PROPERTIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE                       1-9885                       36-3465359
(STATE OR OTHER JURISDICTION   (COMMISSION FILE NO.)        (IRS EMPLOYER
OF INCORPORATION)                                           IDENTIFICATION NO.)


               13662 OFFICE PLACE, SUITE 201, WOODBRIDGE, VA 22192
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                                 (703) 680-2226
               (REGISTRANT'S TELEPHONE NUMBER INCLUDING AREA CODE)



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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On November 18, 1997, Legend Properties, Inc.'s ("Legend") wholly owned subsidiary, American Properties Investments, Inc. (API) sold the land , related improvements, and personal property of the Lynnwood Center ("Center") located in Lynnwood, Washington. The purchaser is Lynnwood Center Holdings, L.L.C. a Washington limited liability company (assignee from Parkway Capital, Inc.). The Center primarily consists of a 164,000 square foot shopping center.

The sale price of the Center was $20,175,000 (before selling costs, broker commissions, excise tax and prorations of approximately $950,000) all of which was paid in cash at closing. Legend used a substantial portion of the proceeds to repay the existing mortgage note of approximately $14,343,000. The sale is expected to result in a gain of approximately $195,000 for financial reporting purposes and result in a loss of approximately $780,000 for Federal income tax purposes.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)      Financial Statements.  Not Applicable.

(b)      Proforma Financial Information - Narrative.

        As a result of the sale of the Center, after November 18, 1997, there will be no further rental income, rental operating expenses, depreciation or amortization of deferred expenses, mortgage interest and other expense recorded for the Center in the consolidated financial statements of Legend. For the year ended December 31, 1996, the Center's financial statements reflected rental income, rental operating expenses, provision for loss on assets held for sale, selling, general and administrative expense, depreciation and amortization, interest income, and mortgage interest of approximately $2,481,000, $397,000, $1,000,000, $359,000, $30,000, $16,000, and $1,253,000 respectively. Rental income, rental operating expenses, selling, general and administrative expense, depreciation and amortization, interest income, and mortgage interest relating to the Center included for the nine months ended September 30, 1997, in Legend's consolidated financial statements were approximately $1,877,000, $300,000, $60,000, $41,000, $2,000, and $1,002,000, respectively. Such operating results reflected the classification of the Center as held for sale or disposition as of June 30,1997, and therefore, not subject to continued depreciation as of such date. Also, as a result of the sale of the Center, there are no further assets and liabilities (other than miscellaneous immaterial trade receivables and trade liabilities) related to the Center, which at September 30, 1997, consisted of land, buildings and improvements
(net of accumulated depreciation) of approximately $17,460,000; deferred expenses of approximately $1,781,000 (net of accumulated amortization) and current debt and accrued interest of approximately $14,405,000.

(c)      EXHIBITS

10.1 Real Estate Purchase and Sale Agreement and Joint Escrow Instructions between American Properties Investments, Inc. and Parkway Capital, Inc. or assigns dated August 5, 1997.

10.2 Amendment No.1 to the Purchase and Sale Agreement between American Properties Investments, Inc. and Parkway Capital, Inc. or assigns dated August 18, 1997.

10.3 Amendment No.2 to the Purchase and Sale Agreement between American Properties Investments, Inc. and Parkway Capital, Inc. or assigns dated September 30, 1997.




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10.4 Amendment No.3 to the Purchase and Sale Agreement between American
Properties Investments, Inc. and Parkway Capital, Inc. or assigns dated October 16, 1997.

10.5 Amendment No.4 to the Purchase and Sale Agreement between American Properties Investments, Inc. and Parkway Capital, Inc. or assigns dated October 23, 1997.

10.6 Amendment No.5 to the Purchase and Sale Agreement between American Properties Investments, Inc. and Parkway Capital, Inc. or assigns dated October 28, 1997.

10.7 Amendment No.6 to the Purchase and Sale Agreement between American Properties Investments, Inc. and Parkway Capital, Inc. or assigns dated November 4, 1997.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  December 2, 1997




                             LEGEND PROPERTIES, INC.
                                  (Registrant)


                            By: /s/ EDWARD F. PODBOY
                                --------------------------
                                Edward F. Podboy
                       President, Chief Executive Officer